                                                                   Exhibit 10.11


                      MODIFICATION AND EXTENSION OF LEASES

      THIS AGREEMENT is made as of the 1st day of January, 1994, with an effective date as of January 1, 1994, by and between STARKOFF ASSOCIATES ("Lessor"), a Florida general partnership with its principal place of business at 1900 Corporate Boulevard, N.W., Suite 200, East Building, Boca Raton, Florida 33431, and CRC PRESS, INC. ("Lessee"), a Florida corporation with a mailing address of 2000 Corporate Boulevard, N.W., Boca Raton, Florida 33431.

                                 R-E-C-I-T-A-L-S

      WHEREAS, Lessor and Lessee entered into a lease agreement ("Lease 1") dated as of January 1, 1989, with respect to the space at suite 210, 1900 Corporate Boulevard, N.W., West Building, Boca Raton, Florida, as subsequently modified by Addendum to Lease dated as of January 13, 1992, effective September 1, 1991, adding suite 201 and suite 205 (now collectively known as suite 205), and suite 305, 1900 Corporate Boulevard, N.W., West Building, as further modified by Amendment to Lease dated December 11, 1992, effective January 1, 1993, adding suite 310 and deleting suite 305, 1900 Corporate Boulevard, N.W., West Building; and

      WHEREAS, Lessor and Lessee entered into a lease agreement ("Lease 2") dated February 14, 1990, effective January 1, 1990 with respect to space at suite 300, 1900 Corporate Boulevard, West Building (Lease 1 and Lease 2 with their amendments are hereinafter referred to individually, or may be collectively referred to as "the Leases"; and

      WHEREAS, Lessor and Lessee now wish to modify the Leases and to extend the terms thereof, according to the provisions set forth below:

      NOW THEREFORE, is it agreed as follows:

      (1.) TERM. The term of the Leases (the "Extended Lease Term") shall be five (5) years, commencing January 1, 1994 and ending December 31, 1998.

      (2.) NO ALLOWANCES. Lessor will provide no funds for any improvements to the Premises during the Extended Lease Term.

      (3.) PREMISES. The suites subject to the Leases and this Agreement (the "Premises") are as follows:

                   Suite No.               Rentable Area
                   ---------               -------------
                     205                  3,046.35 sq. ft.
                     210                  6,265.40 sq. ft.
                     300                  4,521.80 sq. ft.
                     310                  2,520.80 sq. ft.
                                          ----------------
                                         16,354.35 sq. ft. TOTAL

      (4.) RENT (a) Effective January 1, 1994, the Basic or Fixed Rent for the Premises shall be $6.00 per rentable square foot, or $98,126.10 on an annual basis, plus applicable Florida sales tax, payable in equal monthly installments on the first (1st) day of each month, and subject to adjustment as set forth in
(b) below.

      (b) On the first (1st) day of January of each year of the Extended Lease Term, Basic Rent shall increase by three (3%) percent over the Basic Rent payable for the previous calendar year ("Lease Year"), such that the annual Basic Rent for the Extended Lease Term shall be as follows:

                Lease Year                     Annual Basic Rent
                ----------                     -----------------
            1/1/94 to 12/31/94                    $ 98,126.10
            1/1/95 to 12/31/95                     101,069.88
            1/1/96 to 12/31/96                     104,101.98
            1/1/97 to 12/31/97                     107,225.04
            1/1/98 to 12/31/98                     110,441.79,

plus applicable Florida sales tax.

      (5.) GENERAL OPERATING EXPENSES (G.O.E.): (a) Effective January 1, 1994 and continuing until December 31, 1995, annual G.O.E. shall be $7.41 per rentable square foot, or $121,185.73 on an annual basis, plus applicable Florida sales tax, payable in equal monthly installments on the first (1st) day of each month, and subject to adjustment as set forth in (b) below.

      (b) On the first day of January, 1996, G.O.E. (except the portion of G.O.E. attributable to taxes, insurance and utilities) shall increase by the lesser of (i) Lessee's share of the actual increase in G.O.E. other than taxes, insurance and utilities, or (ii) Three (3%) percent; and Lessee's share of the taxes, insurance and utilities components of G.O.E. shall increase by the actual increase in such items. G.O.E. adjustments shall be made on January 1, 1997 and January 1, 1998, according to the same formula. December 31, 1993 shall be the base date for purposes of measuring increases in G.O.E.

      (6.) OPTION TO RENEW. Provided Lessee is not in default, Lessee is hereby granted an option to extend the Extended Lease Term for a single additional period of seven (7) years seven (7) months ("Option Period"), on the same terms and conditions in effect under the Leases immediately prior to the Option Period, except that Lessee shall have no further right to extend, G.O.E. shall increase to its then current rate, and Basic Rent shall be increased to the Prevailing Rental Rate. The option to extend may be exercised only by Lessee giving Lessor irrevocable and unconditional written notice thereof no earlier than one (1) year and no later than six (6) months prior to the commencement of the Option Period. Said exercise shall, at Lessor's election, be null and void if Lessee is in default under the Leases at the date of said notice or at any time thereafter and prior to commencement of the Option Period, provided that Lessee has been notified of such default and that such default continues beyond any period to cure such default set forth in the Leases.

      "Prevailing Rental Rate" means the average per square foot rental rate for all renewal leases for renewal periods approximately as long as the Option Period, executed by tenants for similar uses and lengths of time for comparable space in the 1900 Corporate Boulevard, East and West Buildings during the six
(6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not set by the terms of such leases. If no such comparable space has been renewed during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted to the amounts Lessor would have used had leases for such comparable space been renewed. In all cases, such Prevailing Rental Rates shall be net of any free rent periods and improvements allowances.

      If the parties are unable to agree on the Prevailing Rental Rate prior to the commencement of the Option Period, either party may request that the Prevailing Rental Rate be determined by arbitration and such determination shall be binding upon the parties.

      Provided however that notwithstanding anything to the contrary, in no event shall the Basic Rent during the Option Period ever be less than 100% of the Basic Rent during the final year of the Extended Lease Term (i.e. Lease Year
1998), regardless of the Prevailing Rental Rate.

      If Lessee shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Lessee's exercise of said option shall not operate to cure any default by Lessee of any of the terms or provisions in the Leases, nor to extinguish or impair any rights or remedies of Lessor arising by virtue of such default. If the Leases or Lessee's right to possession of the Premises shall terminate in any manner whatsoever before Lessee shall exercise the option herein provided, or if Lessee shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Lessee. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Leases, or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein, except that a corporation affiliated with Lessee may do so with notice to Lessor, provided however that, in such event, the obligations of Lessee under the Leases shall not be affected or reduced thereby. Time is of the essence of this provision.

      (7.) Any provisions of the Leases that are contrary to the terms of this Agreement, including without limitation:

      The monetary figures set forth in Sections 1.2, 2.4, 4.1 and 4.3 of Lease 1 and the rent adjustment formula set forth in Section 2.5 of Lease 1, and the monetary figures set forth in the Addendum to Lease 1 dated January 13, 1992 and in the Amendment to Lease 1 dated December 11, 1992, and the monetary figures set forth in Sections 1.2, 2.4, and 2.5 of Lease 2, and the provisions defining Lease Term in Lease 1, its Addendum and Amendment and Lease 2, and the provisions for renewal options set forth on Addenda attached to Lease 1 and Lease 2, are hereby superseded, and the terms of this Agreement shall prevail, effective January 1, 1994.

      (8.) All terms and provisions of the Leases that are not contrary to the terms of this Agreement are hereby ratified and confirmed and incorporated herein by this reference.

      IN WITNESS WHEREOF, the Lessor and Lessee have signed this Modification and Extension of Leases by and through their duly authorized representatives, to be effective January 1, 1994.

WITNESSES:                              LESSOR:

                                        STARKOFF ASSOCIATES


/s/ Ingrid A. Fulmer                    BY: /s/ Florence F. Starkoff
---------------------------                 -----------------------------
                                              Florence F. Starkoff,
/s/ Joann J. Bennett                            Managing Partner
---------------------------
                                        LESSEE:

                                        CRC PRESS, INC.


/s/ B. E. Vance                         BY: /s/ Robert T. Grant
---------------------------                 -----------------------------
                                        Its President & CEO
/s/ Dianne N. Eel                           -----------------------------
---------------------------

                                      LEASE

      THIS INSTRUMENT IS A LEASE, dated February 14, 1990 but effective as of January 1, 1990, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space on the THIRD FLOOR in 1900 Corporate Boulevard, N.W., West C/O Building, Boca Raton, Florida 33431, an office building (the "Building") owned by Landlord as part of Landlord's development known as Starkoff Associates Executive Centre (sometimes herein the "Centre").

                                  ARTICLE I
                            BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following sets forth basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2   BASIC DATA.

      Landlord:                        Starkoff Associates, a Florida
                                       Partnership

      Landlord's Address:              1900 Corporate Boulevard, N.W.
                                       East Building, Suite 200
                                       Boca Raton, Florida  33431

      Tenant:                          CRC Press, Inc., a Florida Corporation

      Tenant's Address:                2000 Corporate Blvd. N.W.
                                       Boca Raton, Florida  33431

      Guarantor:                       N/A

      Landlord's Construction
      Representative:                  N/A

      Tenant's Construction
      Representative:                  N/A

      Tenant's Plan Delivery
      Date:                            N/A

      Scheduled Term Commencement
      Date:                            January 1, 1990

      Commencement Date:               As defined in Section 2.3 hereof.

      Lease Term:                      Sixty (60) calendar months unless
                                       extended (if this Lease provides
                                       for any extension of the original
                                       Lease Term) or sooner terminated
                                       as hereinafter provided.

      Lease Year:                      A period of twelve (12)
                                       consecutive calendar months,
                                       commencing on the first day of
                                       January in each year, except that
                                       the first Lease Year of the Lease
                                       Term hereof shall be the period
                                       commencing on the Commencement
                                       Date and ending on the succeeding
                                       December 31, and the last Lease
                                       Year of the Lease Term hereof
                                       shall be the period commencing on
                                       January 1 of the calendar year in
                                       which the Lease Term ends, and
                                       ending with the date on which the
                                       Lease Term ends.

      Premises Rentable                (a) 2,969.3 feet, as measured in
      Area:                            accordance with the Measurement
                                       Method, for the period January 1,
                                       1990 through June 30, 1990 (See
                                       Exhibit A).

                                       (b) 4,521.8 feet, as measured in
                                       accordance with the Measurement
                                       Method, beginning July 1, 1990 and
                                       continuing for balance of Lease
                                       Term, and as extended (See Exhibit A-1).

      Building Rentable Area:          Approximately 48,072 square feet,
                                       as measured in accordance with the
                                       Measurement Method.

      Total Rentable Floor Area in     Approximately 96,144 square feet,
      the Centre:                      as measured in accordance with the
                                       Measurement Method.

      Premises:                        The Premises Rentable Floor Area
                                       on the Third Floor of the
                                       Building, as shown on Exhibits A
                                       and A-1 annexed hereto.

      Property:                        The Building and the land
                                       parcel(s) on which the Building is
                                       located (including adjacent
                                       sidewalks).

      Measurement Method:              "Standard Method of Floor
                                       Measurement for Office Buildings,"
                                       effective April 16, 1968,
                                       recommended by the Real Estate
                                       Board of New York, Inc.  Without
                                       limitation, such computation
                                       includes a 15% factor for common
                                       areas of the Building
                                       notwithstanding the fact that such
                                       common areas are not contained
                                       within the Premises.

      Common Areas of the Centre:      As defined in Section 4.1(d)
                                       hereof.

      Basic Rent:

      (a)   For period 1/1/90 through  $28,208.35 per annum, or $2,350.70
            6/30/90 per month ($9.50 per square foot of the Premises Rentable Area), as the same may be adjusted pursuant to Section 2.5 hereof.

      (b)   For period beginning       $42,957.10 per annum, or $3,579.76
            7/1/90 and continuing      per month ($9.50 per square foot
            for balance of Lease       of the Premises Rentable Area), as
            Term                       the same may be adjusted pursuant
                                       to Section 2.5 hereof.

      General Operating Expenses
         (G.O.E.):

      (a)   For period 1/1/90          $16,331.15 per annum, or $1,360.93
            through 6/30/90            per month ($5.50 per square foot
                                       of the Premises Rentable Area), as
                                       the same may be adjusted pursuant
                                       to Section 2.5 hereof.

      (b)   For period beginning       $24,869.90 per annum, or $2,072.49
            7/1/90 and continuing for  per month ($5.50 per square foot
            balance of Lease Term      of the Premises Rentable Area), as
                                       the same may be adjusted pursuant
                                       to Section 2.5 hereof.

      Florida Sales Tax (calculated
         at the current rate of 6%
         on Basic Rent and G.O.E.):

      (a)   For period 1/1/90          $2,672.37 per annum or $222.70 per
            through 6/30/90            month (but subject to change if,
                                       as and when the sales tax is
                                       adjusted by any taxing authority).


      (b)   For period beginning       $4,069.62 per annum or $339.14 per
            7/1/90 and continuing      month (but subject to change if,
            for balance of Lease       as and when the sales tax is
            Term                       adjusted by any taxing authority
                                       and as Basic Rent and G.O.E.
                                       increases).

      Annual Fixed Rent:

      (a)   For period 1/1/90 through  $47,211.87 (annualized), being the
            6/30/90 sum total of the Basic Rent, G.O.E. and the Florida Sales Tax which is a monthly rent of $3,934.32.

      (b)   For period beginning       $71,896.62, being the sum total of
            7/1/90 and continuing      the Basic Rent, G.O.E. and the
            for balance of Lease       Florida Sales Tax which is a
            Term                       monthly rent of $5,991.39.

      Security Deposit:                None
      Permitted Uses:                  Office purposes only.
      Broker:                          None

1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of the Lease, are incorporated herein by reference, attached hereto, and to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and tenant, respectively, to perform the obligation stated therein to be performed by Landlord and Tenants, as and where stipulated therein.

      Exhibit A         -- Floor Plan of the Premises for period
                           1/1/90 through 6/30/90.

      Exhibit A-1       -- Floor Plan of the Premises for period
                           7/1/90 through balance of Lease Term.

      Exhibit B         -- General Cleaning Specifications Task and
                           Frequency.

                                   ARTICLE II

                             PREMISES, TERM AND RENT

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, for the Lease Term, the Premises, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises include less than the entire rentable area of any floor, excluding the common corridors, elevator lobby and lavatories located on such floor.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors, stairways and elevator lobby of such floor, and (d) parking areas and other Common

      Areas of the Centre; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and change from time to time parking areas and other Common Areas of the Centre also to be used.

      Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, whether located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.3 TERM. The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term" unless sooner terminated or extended (if the provisions of this Lease so provide for any extension), all as hereinafter provided. The Lease Term hereof shall commence on, and the Commencement Date shall be January 1, 1990.

2.4 FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in
      Section 1.2 hereof, at Landlord's Address or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord, subject to clearance of funds.

      Annual Fixed Rent for any partial month shall be prorated on a daily basis, and if the Lease Term commences on a day other than the first day of a calendar month, the first payment which Tenant makes a Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Annual Fixed Rent for the partial month from the Commencement Date to the last day of the month in which such Commencement Date occurs, plus the installment of Annual Fixed Rent for the succeeding calendar month.

      Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

      The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without set-off, deduction of abatement.

2.5 RENT AND G.O.E. ADJUSTMENTS. From and after the commencement of the thirteenth calendar month of the Lease Term, the Basic Rent and G.O.E. shall be increased five (5.0%) percent annually, compounded, according to the following schedule:

  Period    Basic Rent      G.O.E.        Sales Tax     Annual Fixed Rent    Monthly
  ------    ----------      ------        ---------     -----------------    -------
1/01/91 to
  12/31/91   $45,104.96    $26,113.40     $4,273.10         $75,491.46       $6,290.96

1/01/92 to
   12/31/92  $47,360.21    $27,419.07     $4,486.76         $79,266.04       $6,605.50

1/01/93 to
   12/31/93  $49,728.22    $28,790.02     $4,711.09         $83,229.33       $6,935.78

1/01/94 to
   12/31/94  $52,214.63    $30,229.52     $4,946.65         $87,390.80       $7,282.57

      Any change in the amount of the Basic Rent and G.O.E. payable during the Lease Term shall carry with it a corresponding recomputation of the Florida Sales Tax (whether as a result of an increase in the Basic Rent or G.O.E., determined as aforesaid or a change in the applicable tax rate) and the Annual Fixed Rent payable during each relevant Lease Year of the Lease Term.

                                   ARTICLE III

                                  CONSTRUCTION

3.1   Intentionally Omitted.

3.2   Intentionally Omitted.

3.3 TENANT'S ALTERATIONS. Tenant shall not make alterations and additions to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be withheld unreasonably. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Centre or of the services called for by Section 5.3 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. [All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2] All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with construction or operation of the Property and the Centre, and except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general liability insurance in such limits as Landlord may require reasonably, but in no event less than $500,000/$1,000,000 and property damage insurance with limits of not less than $250,000. (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord and Tenant as well as the contractors); and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property or the Centre and immediately to discharge any such liens which may so attach. Tenant shall pay, as additional rent, one hundred percent (100%) of any tax increase which shall at any time after the Commencement Date result from the alteration, addition or improvement to the Premises made by Tenant.

3.4 QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the parties named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying thereon.

                                   ARTICLE IV

                               OPERATING EXPENSES

4.1   Terms used herein are defined as follows:

            (a) "Common Areas of the Centre" shall be deemed to include all those facilities designated by Landlord within the Centre (including approaches, exits, entrances, roadways and the like outside thereof provided and designated by Landlord) for the non-exclusive use of Tenant in Common with other authorized users, including, but without limitation, vehicular parking areas, service areas, driveways, areas of ingress and egress, sidewalks and pedestrian ways, areas containing buildings or structures used in connection with the maintenance of said Common Areas of the Centre together with any buildings or structures constructed thereon, and areas containing signs, pylons or structures constructed thereon.

4.2 TENANT'S SHARE OF OPERATING COSTS. Tenant's share of operating costs (G.O.E.) shall be as set forth in Section 1.2 and 2.5.

                                    ARTICLE V

         RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES
                           TO BE FURNISHED BY LANDLORD

5.1 LANDLORD REPAIRS. Except as otherwise provided in this Lease, Landlord agrees to make such repairs to the roof, floor slabs, exterior walls (including glass), Building systems equipment servicing the Premises, common areas and facilities of the Building and Common Areas of the Centre, as may be necessary to keep them in serviceable condition, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises, the Building or the Centre caused by any act or neglect of Tenant, its employees, invitees or contractors. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building, the Premises or the Centre other than as expressly stated in this Section 5.1 provided, unless expressly provided otherwise in this Lease.

      Further, Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 5.1 or elsewhere in the Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

5.2 TENANT'S AGREEMENT. Tenant covenants during the Lease Term and such further time as Tenant occupies any part of the Premises that it will keep the Premises neat and clean and in good order, condition and repair, excepting only reasonable wear and tear and those repairs for which Landlord is responsible under the terms of this Lease, and all glass and windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first moving all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions (provided, however that Tenant shall have no obligation to remove any of the initial alterations, additions or partitions constructed at the commencement of the term of this Lease) and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to public areas in the Building or to Common Areas of the Centre by Tenant, its employees, invitees or contractors.

      If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

5.3   BUILDING SERVICES. Landlord covenants:

            (a) To furnish services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in high-quality Boca Raton, Florida (in accordance with the General Cleaning Specifications attached hereto as Exhibit B);

            (b) To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in Boca Raton upon reasonable and equitable rates from time to time established by Landlord;

            (c) To furnish passenger elevator services from the self-service passenger elevator system in the Building, in common with the Landlord and other tenants in the Building, during the hours of 7:30 a.m. to 7:00 p.m., Monday through Saturday, legal holidays and Sundays in all cases excepted. A means of access to the Premises shall be provided at all times, but access to the Premises shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice, having in mind the interests of the Building in maintaining reasonable security of the Building; and

            (d) To provide a directory board for the listing of all tenants in the Building, and to provide and install, at Tenant's expense, letters or numerals on doors in the Premises to identify Tenant's official name and building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

            (e) Should a Tenant receive disproportionate benefit or use from any item included in the common area maintenance charges, such Tenant shall pay to the Landlord the value of such excess benefit or use, as determined by Landlord.

5.4 SERVICE INTERRUPTIONS. Landlord shall not be liable to Tenant for any' compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary, by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE VI

                               TENANT'S COVENANTS

      Tenant covenants during the Lease Term and such further time as Tenant occupies any part of the Premises:

6.1 PAYMENTS BY TENANT. To pay when due the Annual Fixed Rent and additional rent, and, as further additional rent, all charges for additional services rendered pursuant to Section 5.3(b);

6.2 UTILITIES. To pay when due all charges for utility services rendered to the Premises; but not including the cost of installing meters to measure Tenant's consumption of utilities in the Premises; provided, however, that if any such services or utilities shall be billed to Landlord and are not separately metered to the Premises, the amount thereof shall be treated as an Operating Expense of the Property, to be paid for in the manner hereinbefore provided in Section 4.3 of this Lease;

6.3 USE OF PREMISES. Continuously from the commencement of the Lease Term to use and occupy the Premises for the Permitted Uses only, and for no other purpose, and not to injure or deface the Premises, the Building, the Property or the Common Areas of the Centre, nor to permit in the Premises any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof in a manner which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

6.4 NO OBSTRUCTIONS; RULES AND REGULATIONS. Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Property and Common Areas of the Centre used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building, the Property and their facilities and approaches, and the Common Areas of the Centre, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building or of other occupants of other buildings in the Centre to conform to such Rules and Regulations;

6.5 COMPLIANCE WITH LAWS. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

6.6 ASSIGNMENT AND SUBLETTING. Not without prior consent of Landlord, which consent shall not be unreasonably withheld, to assign, mortgage, pledge or otherwise transfer this Lease by operation of law or otherwise, or to make any sublease or to permit occupancy of the Premises or any part thereof by anyone other than Tenant; any assignment or sublease made without such consent shall be void; as additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expense (not to exceed $500) incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. The term "transfer" shall include any transfer, whether voluntary or involuntary, other than a transfer by operation of law upon the death of a stockholder and the devolution of the stock held by such stockholder to its legal representatives or legatees or a transfer to an entity which controls, or is under common control, with Tenant;

6.7 INDEMNITY. To defend, to save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation reasonable counsel fees), (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant, or Tenant's contractors, licensees, agents, employees or invitees, or (b) any use made or thing done or occurring on the Premises, not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform or discharge its covenants and obligations under this Lease;

6.8 GENERAL LIABILITY INSURANCE. To maintain in responsible companies qualified to do business, and in good standing, in Florida, general liability and property damage insurance covering the Premises and naming Landlord as an additional insured (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) as well as Tenant, with limits which shall, at the commencement of the Lease Term, be not less than $500,000 for bodily injury (or death) to any one person, and $1,000,000 for bodily injury (or death) to more than one person, and $250,000 with respect to damage to property, and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in Boca Raton with respect to similar properties, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be cancelled and will not be amended with respect to Landlord and Landlord's said designees until after twenty (20) days' written notice to Landlord;

6.9 TENANT'S RISK. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in the Premises or elsewhere in the Building or on the Property and Tenant's use of the Premises and such other portions of the Building and the Centre as Tenant is herein given the right to use, shall be at the sole risk and hazard of Tenant, and if the whole or any part of such property shall be destroyed or damaged by fire, water or otherwise, or by the leakage, stoppage or bursting of pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or to the extent such injury, loss, damage or liability is due to the omission, willful act, or negligence of Landlord;

6.10 LANDLORD'S ACTS. To permit Landlord and its agents to enter the Premises at all reasonable hours, and upon reasonable notice, for the purpose of inspecting or of making repairs or replacements to the Premises as Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding the expiration of the Lease Term and to prospective purchasers and mortgagees at all reasonable times;

6.11 FLOOR LOADS. Not to place a load upon any floor in the premises exceeding the floor load per square foot of area which such floor was designated to carry and which is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize, which authorization may include a requirement to provide insurance in such amounts as Landlord may deem reasonable; and Tenant's business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building;

6.12 PERSONAL PROPERTY TAXES. To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed; and

6.13 FEES AND EXPENSES. As additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE VII

                               CASUALTY AND TAKING

7.1 DAMAGE FROM CASUALTY. If, during the Lease Term, the Building or the Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or casualty, Landlord shall proceed promptly to restore the Building or the Premises (consistent, however, with governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delays which may result from any cause beyond the reasonable control of Landlord.

      If, during the Lease Term, the Premises or the Building shall be substantially damaged by fire or casualty, the risk of which is covered by Landlord's insurance, and the holder of any mortgage which includes the Building as part of the mortgaged premises or any ground lessor of any ground lease which includes the property as part of the demised premises, allows the insurance proceeds to be applied to the restoration of the Building, Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building and the Premises to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay which may result from any cause beyond the reasonable control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Building and the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Building and the Premises with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant not later than a reasonable time after Landlord has determined the net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

      In any event, Landlord agrees, not later than forty-five (45) days after the casualty, to advise Tenant of the status of Landlord's obligations in respect to reconstruction, i.e., whether the net amount of proceeds is available to cover the cost of restoration, whether Landlord intends to restore, regardless of the sufficiency of proceeds, or whether Landlord intends to terminate this Lease pursuant to any right which Landlord may have to do so, failing which, at any time after the expiration of such 45-day period and unless and until Landlord shall have noticed Tenant of Landlord's, Tenant shall have the right to terminate this Lease, such termination to take effect as of the date of such casualty, with the same force and effect as if such date were the date originally established as the expiration date hereof.

7.2 UNINSURED CASUALTY. If the Building or the Premises shall be substantially damaged or destroyed by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord, Landlord shall promptly restore (consistent, however, with governmental laws and codes then in existence) the Building or the Premises to substantially the condition thereof at the time of such damage, unless Landlord, within sixty (60) days after such loss, gives notice to Tenant of Landlord's election to terminate this Lease. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date thereof.

7.3 DAMAGE DURING THE LAST YEAR OF THE LEASE TERM. If the Premises shall be substantially damaged by fire or casualty within the last two (2) Lease years of the Lease Term, either party shall have the right, by giving notice to the other not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such fire or casualty with the same force and effect as if such date were the date originally established as the expiration date thereof.

7.4 DEFINITION OF SUBSTANTIAL DAMAGE. For the purpose of defining the words "substantially damaged," as used in this Article VII, such terminology shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would normally commence.

7.5 RIGHTS OF TERMINATION FOR TAKING. If the Premises, or such a portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, or other parts of the Centre are so taken, reducing parking within the Common Areas of the Centre to such an extent that adequate parking facilities to serve the Building are unavailable, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession.

      Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

      Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, Landlord agrees to use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable.

7.6 ABATEMENT OF RENT. If the Premises shall be damaged by fire or other casualty, the Annual Fixed Rent shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage.

      If the Premises shall be affected by any exercise of the power of condemnation or eminent domain, then the Annual Fixed Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Lease Term.

7.7   Intentionally Omitted.

7.8 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Centre, to the Premises, the Building in which the same are located, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages or compensation.

      Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided, however, that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority pursuant to the preceding paragraph hereof.

7.9 COMPLETION DATE FOR RESTORATION. Where Landlord is obligated to effect restoration of the Premises, or where Landlord has notified Tenant of its election to effect restoration of the premises, unless such restoration is completed within six (6) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's control (but in no event beyond nine (9) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such six-month (as extended) period until the restoration is substantially completed, such termination to take effect thirty (30) days following the date of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof.

                                  ARTICLE VIII

                                     DEFAULT

8.1   TENANT'S DEFAULT.

            (a) If at any time subsequent to date of this Lease any one or more of the following events (herein referred to as "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Annual Fixed Rent, additional rent or other charges hereunder when due and such failure shall continue for seven (7) full business days after notice to Tenant from Landlord specifying such failure; or

                  (ii) Landlord rightfully having given the notice specified in subdivision (i) above twice in any Lease Year, Tenant shall thereafter in the same Lease year fail to pay the Annual Fixed Rent, additional rent of other charges on or before the date on which the same becomes due and payable; or

                  (iii) Tenant shall default under that certain lease with
                        Landlord dated as of January 1, 1989, with respect to premises on the second floor of the Building; or

                  (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (vi)  The Premises shall remain vacant for a period of thirty
                        (30) consecutive days (other than for events resulting from damage or destruction by fire or other casualty or taking by eminent domain), or Tenant vacates or abandons the Premises; or

                  (vii) Tenant shall make an assignment of the property of
                        Tenant for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution nor similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (viii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregated of sixty (60) days (whether or not consecutive);

                  then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and
                  (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term of this Lease (Tenant hereby waiving any rights of redemption under applicable law) and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, as permitted by law, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

            (c) In the event of any termination, Tenant shall pay the Annual Fixed Rent, additional rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Lease Term in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Annual Fixed Rent, additional rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Annual Fixed Rent would have been payable hereunder if this Lease had not been terminated.

            (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, Tenant shall pay to Landlord an amount equal to the present value of the excess, if any, of the Annual Fixed Rent, additional rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding calendar or Tax Year) for what would be the then unexpired Lease Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

            (e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

            (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

            (g) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

8.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.1 HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

9.2   Waiver.

            (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

            (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

9.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Annual Fixed Rent, additional rent and other charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any person lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder.

9.4 LANDLORD'S LIABILITY. Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord nor any partner of Landlord (original or successor) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or

      Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

      In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

9.5 NOTICE TO MORTGAGEE. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

9.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

      In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligation hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

9.7 SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

9.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease. or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment by Tenant of this Lease.

9.10 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called memorandum or notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

9.11 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid:

            If intended for Landlord, addressed to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

            If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

            All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

9.12 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supercedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

9.13 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.14 RIGHTS OF MORTGAGEE. This Lease shall be subordinate to any mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage shall so elect. Tenant agrees to execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request, and

      Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination agreement upon default of Tenant in complying with such holder's request.

9.15 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgages or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Tenant pursuant to this Section 9.15 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgages of the Premises.

9.16 SECURITY DEPOSIT. If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the terms of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from and default on the part of Tenant, provided however, Landlord shall have first given Tenant written notice of its intention to so apply Tenant's security deposit. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall have theretofor not been applied in accordance with the terms of this Section 9.16, to Tenant on the expiration or earlier termination of the Lease Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the Deposit or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 9.16, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

9.17 SELF-HELP. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated; upon reasonable notice, to enter upon the Premises and to perform such obligation notwithstanding the fact that this specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default of Tenant. In performing such obligation, Landlord may make any payment of money or perform any act. All sums so paid by Landlord (together with interest at the rate of the lesser of (i) the maximum lawful rate applicable in the State of Florida, or (ii) three percentage points over the then prevailing prime rate in Boca Raton, Florida, and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately, on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

      Any payment on account of Annual Fixed Rent, taxes, or other sums payable hereunder, not paid within fifteen (15) days of the date when due shall, at the option of Landlord bear interest at a rate equal to (i) the maximum lawful rate permitted under applicable law, or (ii) 3% over the prime rate in effect from time to time at the Chase Manhattan Bank, from the due date thereof, and shall be payable forthwith on demand by Landlord as additional rent.

9.18 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1 1/2) times the Annual Fixed Rent last in effect, plus additional rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

9.19 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

9.20 BROKERAGE. Tenant warrants and represents the Tenant has dealt with no broker in connection with the consummation of this Lease other than the broker person or firm, if any, designated in Section 1.2 hereof; and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Section
      1.2 hereof.

9.21 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the State of Florida, as the same may from time to time exist.

9.22  ADDENDA PROVISIONS. (See Addenda attached hereto and made a part hereof)

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies each to be considered an original hereof, as of the date first above written.

                                           LANDLORD: STARKOFF ASSOCIATES, a
                                           Florida Partnership


/s/ Joanne Bennett                         BY: /s/ Earl Starkoff
---------------------------                    -------------------------------
                                               General Partner

/s/ Alma Blair
---------------------------
                                           TENANT:  CRC PRESS, INC.,
                                           a Florida Corporation


/s/ Joanne Bennett                         BY:/s/ Terrence Patterson
---------------------------                   --------------------------------
                                              Its Vice President
                                                  ----------------------------
/s/ Alma Blair
---------------------------

                                ADDENDUM TO LEASE

      This Addendum to that certain Lease dated as of January 1, 1990, between STARKOFF ASSOCIATES, as Landlord, and CRC PRESS, INC., as Tenant, provides as follows:

      Landlord and Tenant agree that provided this Lease is not then in Default, Tenant shall have the option to renew this Lease for two (2) successive periods to be three (3) years each, ending on December 31, 2000, with said options to be exercisable by Tenant by providing Landlord with written notice of its intention to renew this Lease at least ninety (90) days prior to the expiration of the original term, or in the case of a subsequent extension, at least ninety (90) days prior to the expiration of the prior extension period. Said renewal shall be upon the same terms, covenants, and conditions provided in this Lease, except that the economic terms for the renewal shall be at least as favorable as those being offered to any third party for comparable office space in the Building at the expiration date of this Lease.

WITNESSES:                                 LANDLORD:

                                           STARKOFF ASSOCIATES, a Florida

                                           Partnership


/s/ Joann J. Bennett                       BY:  /s/ B. J. Starkoff
---------------------------                  --------------------------------
                                               General Partner


/s/ Florence T. Starkoff
---------------------------s
                                           TENANT:

                                           CRC PRESS, INC.


/s/ Joann J. Bennett                       BY: /s/ Terrence O. Patterson
---------------------------                  --------------------------------
                                             Its V.P. Operations
                                                 ---------------

/s/ Florence T. Starkoff
---------------------------